North America Structured Investments 5yr EFA/SX5E Dual Directional Contingent Buffered Return Enhanced Notes J.P. Morgan Structured Investments | 1 800 576 3529 | jpm_structured_investments@jpmorgan.com The following is a summary of the terms of the notes offered by the preliminary pricing supplement highlighted below. Summary of Terms Issuer: JPMorgan Chase Financial Company LLC Guarantor: JPMorgan Chase & Co. Minimum Denomination: $1,000 Underlyings: iShares® MSCI EAFE ETF (the “Fund”) and EURO STOXX 50® Index (the “Index”) Pricing Date: May 15, 2020 Observation Date: May 15, 2025 Maturity Date: May 20, 2025 Upside Leverage Factor: At least 1.15* Contingent Buffer Amount: 40.00% Payment At Maturity: If the Final Value of the Lesser Performing Underlying is greater than its Initial Value, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 × Lesser Performing Underlying Return × Upside Leverage Factor) If the Final Value of the Lesser Performing Underlying is equal to its Initial Value or is less than its Initial Value by up to the Contingent Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 × Absolute Underlying Return of the Lesser Performing Underlying) If the Final Value of the Lesser Performing Underlying is less than its Initial Value by more than the Contingent Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 x Lesser Performing Underlying Return) If the Final Value of the Lesser Performing Underlying is less than its Initial Value by more than the Contingent Buffer Amount, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity. CUSIP: 48132K2W4 Preliminary Pricing Supplement: http://sp.jpmorgan.com/document/cusip/48132K2W4/doctype/Product_Termsheet/document.pdf For information about the estimated value of the notes, which likely will be lower than the price you paid for the notes, see the hyperlink above. * The actual Upside Leverage Factor will be provided in the pricing supplement and will not be less than 1.15 Any payment on the notes is subject to the credit risk of JPMorgan Chase Financial Company LLC, as issuer of the notes and the credit risk of JPMorgan Chase & Co., as guarantor of the notes. - The total return as used above is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. - The hypothetical returns and hypothetical payments on the Notes shown above apply only at maturity. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower. Hypothetical Returns on the Notes at Maturity* Underlying Performance Note Payoff at Maturity Underlying Return Payment at Maturity Lesser Performing Underlying Return Absolute Underlying Return Total Return on the Notes 65.00% N/A 74.75% 50.00% N/A 57.50% 30.00% N/A 34.50% 20.00% N/A 23.00% 10.00% N/A 11.50% 0.00% N/A 0.00% -5.00% 5.00% 5.00% -10.00% 10.00% 10.00% -30.00% 30.00% 30.00% -40.00% 40.00% 40.00% -40.01% N/A -40.01% -60.00% N/A -60.00% -80.00% N/A -80.00% -100.00% N/A -100.00%

North America Structured Investments 5yr EFA/SX5E Dual Directional Contingent Buffered Return Enhanced Notes J.P. Morgan Structured Investments | 1 800 576 3529 | jpm_structured_investments@jpmorgan.com The following is a summary of the terms of the notes offered by the preliminary pricing supplement highlighted below. Summary of Terms Issuer: JPMorgan Chase Financial Company LLC Guarantor: JPMorgan Chase & Co. Minimum Denomination: $1,000 Underlyings: iShares® MSCI EAFE ETF (the “Fund”) and EURO STOXX 50® Index (the “Index”) Pricing Date: May 15, 2020 Observation Date: May 15, 2025 Maturity Date: May 20, 2025 Upside Leverage Factor: At least 1.15* Contingent Buffer Amount: 40.00% Payment At Maturity: If the Final Value of the Lesser Performing Underlying is greater than its Initial Value, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 × Lesser Performing Underlying Return × Upside Leverage Factor) If the Final Value of the Lesser Performing Underlying is equal to its Initial Value or is less than its Initial Value by up to the Contingent Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 × Absolute Underlying Return of the Lesser Performing Underlying) If the Final Value of the Lesser Performing Underlying is less than its Initial Value by more than the Contingent Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 x Lesser Performing Underlying Return) If the Final Value of the Lesser Performing Underlying is less than its Initial Value by more than the Contingent Buffer Amount, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity. CUSIP: 48132K2W4 Preliminary Pricing Supplement: http://sp.jpmorgan.com/document/cusip/48132K2W4/doctype/Product_Termsheet/document.pdf For information about the estimated value of the notes, which likely will be lower than the price you paid for the notes, see the hyperlink above. * The actual Upside Leverage Factor will be provided in the pricing supplement and will not be less than 1.15 Any payment on the notes is subject to the credit risk of JPMorgan Chase Financial Company LLC, as issuer of the notes and the credit risk of JPMorgan Chase & Co., as guarantor of the notes. - The total return as used above is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. - The hypothetical returns and hypothetical payments on the Notes shown above apply only at maturity. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower. Hypothetical Returns on the Notes at Maturity* Underlying Performance Note Payoff at Maturity Underlying Return Payment at Maturity Lesser Performing Underlying Return Absolute Underlying Return Total Return on the Notes 65.00% N/A 74.75% 50.00% N/A 57.50% 30.00% N/A 34.50% 20.00% N/A 23.00% 10.00% N/A 11.50% 0.00% N/A 0.00% -5.00% 5.00% 5.00% -10.00% 10.00% 10.00% -30.00% 30.00% 30.00% -40.00% 40.00% 40.00% -40.01% N/A -40.01% -60.00% N/A -60.00% -80.00% N/A -80.00% -100.00% N/A -100.00%